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Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of October     , 2008, is entered into by and between CapitalSource Healthcare REIT, a Maryland real estate investment trust (including its successors, the "Trust"), and CapitalSource Inc., a Delaware corporation ("CSE").

RECITALS

        WHEREAS, the Trust and CSE are parties to that certain Master Transaction Agreement dated as of October     , 2008, pursuant to which CSE has agreed to cause certain of its subsidiaries to contribute to the Trust the assets comprising CSE's healthcare net lease business and certain other assets, in exchange for which CSE or a subsidiary of CSE will receive the Trust's common shares of beneficial interest, par value $.01 (the "Common Shares");

        WHEREAS, effective as of the date hereof, the Trust and an indirect, wholly owned subsidiary of CSE have entered into a management agreement pursuant to which such CSE subsidiary shall manage the operations of the Trust and its subsidiaries in accordance with the terms thereof (as amended, restated, modified or supplemented from time to time in the future, the "Management Agreement");

        WHEREAS, pursuant to the Trust's Articles of Amendment and Restatement of Declaration of Trust, the Trust is authorized to issue up to 650,000,000 Common Shares;

        WHEREAS, the Trust has filed and obtained the effectiveness of a Registration Statement on Form S-11, as amended (Reg. No. 333-152825) (the "IPO Registration Statement") in connection with the initial public offering (the "IPO") of its Common Shares, all of which are proposed to be offered by CSE;

        WHEREAS, following the IPO, CSE is expected to beneficially own more than a majority of the issued and outstanding Common Shares; and

        WHEREAS, the Trust has agreed to provide CSE with the registration rights specified in this Agreement following the IPO with respect to any Common Shares held by CSE or any other Holder on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    Certain capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in this Section 1.1:

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

        "Excluded Registration" means a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form, and (ii) securities registered to effect the acquisition of, or combination with, another Person.

        "Holder" means (i) CSE or any subsidiary of CSE that is the record or beneficial owner of Common Shares and (ii) any Person who shall become a party to this Agreement in accordance with Section 2.8.

        "Independent Trustees" means trustees of the Trust who are determined to be independent according to the "independence tests" described in section 303A.02 of the New York Stock Exchange's listed company manual.

        "Person" or "persons" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

        "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        "Registrable Shares" means the Common Shares owned by the Holders, whether owned on the date hereof or acquired hereafter; provided, however, that Common Shares that, pursuant to Section 3.1, no longer have registration rights hereunder shall not be considered Registrable Shares.

        "Requesting Holders" shall mean any Holder(s) requesting to have its (their) Registrable Shares included in any Demand Registration or Shelf Registration.

        "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

        1.2    Other Terms.    For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Adverse Effect	Section 2.1.5
Advice	Section 2.5
Agreement	Introductory Paragraph
Common Shares	Recitals
Demand Registration	Section 2.1.1(a)
Demanding Shareholders	Section 2.1.1(a)
Demand Request	Section 2.1.1(a)
FINRA	Section 2.4(q)
Holders' Counsel	Section 2.6.1
Inspectors	Section 2.4(m)
IPO	Recitals
IPO Registration Statement	Recitals
Management Agreement	Recitals
Majority Holders	Section 2.1.3
Piggyback Registration	Section 2.2.1
Records	Section 2.4(m)
Required Filing Date	Section 2.1.1(b)

Term	Section
Seller Affiliates	Section 2.7.1
Shares	Section 2.2.1
Shelf Registration	Section 2.1.2
Suspension Notice	Section 2.5
Trust	Introductory Paragraph

        1.3    Rules of Construction.    Unless the context otherwise requires

    (a)    a term has the meaning assigned to it;

    (b)    "or" is not exclusive;

    (c)    words in the singular include the plural, and words in the plural include the singular;

    (d)    provisions apply to successive events and transactions; and

    (e)    "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
REGISTRATION RIGHTS

        2.1    Demand Registration.

          2.1.1    Request for Registration.

          (a)   Commencing on the date hereof, any Holder or Holders of Registrable Shares shall have the right to require the Trust to file a registration statement on Form S-11 or any similar or successor to such form under the Securities Act for a public offering of all or part of its or their Registrable Shares (a "Demand Registration"), by delivering to the Trust written notice stating that such right is being exercised, naming, if applicable, the Holders whose Registrable Shares are to be included in such registration (collectively, the "Demanding Shareholders"), specifying the number of each such Demanding Shareholder's Registrable Shares to be included in such registration and, subject to Section 2.1.3 hereof, describing the intended method of distribution thereof (a "Demand Request"). Holders shall have the right to six Demand Registrations under this Section 2.1.1; provided, however, that the IPO Registration Statement shall not constitute a Demand Registration for any purpose under this Agreement.

          (b)   Each Demand Request shall specify the aggregate number of Registrable Shares proposed to be sold. Subject to Section 2.1.6, the Trust shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within forty-five (45) days after receiving a Demand Request (the "Required Filing Date") and shall use commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

            (i)    the Trust shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) (A) within 180 days after the effective date of a previous Demand Registration or (B) within 180 days after the effective date of the IPO Registration Statement; and

            (ii)   the Trust shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) unless the Demand Request is for a number of Registrable Shares with a market value that is equal to at least $50 million as of the date of such Demand Request.

          2.1.2    Shelf Registration.    If the Trust becomes eligible to use Form S-3 or a similar or successor form for resale of Common Shares pursuant to Rule 415 under the Securities Act, the Trust shall use its commercially reasonable efforts to continue to qualify at all times for registration on Form S-3 or such similar or successor form. At any time after the Trust becomes eligible to use Form S-3 or such successor form, Holders shall have the right to make a Demand Request for registration of Registrable Shares on Form S-3 or such similar or successor form (a "Shelf Registration") for a public offering of Registrable Shares so long as Registrable Shares having a market value of at least $25 million at the time of such notice are proposed to be included in such registration. The Holders shall have an unlimited number of Form S-3 Registrations under this Section 2.1.2. The Trust shall use its commercially reasonable efforts to cause the registration statement or statements filed pursuant to this Section to remain effective until the earlier of (A) the date on which all Registrable Shares included in the registration statement shall have been sold and (B) the date which is six (6) months following the effective date of the applicable registration statement. A registration of Registrable Shares on Form S-3 pursuant to this Section 2.1.2 shall not count as a "Demand Registration" for purposes of determining the number of Demand Registrations a Holder is entitled to pursuant to Section 2.1.1, but each such registration shall be treated as a Demand Registration for all other purposes of this Agreement.

          2.1.3    Selection of Underwriters.    At the request of Requesting Holders representing a majority of shares subject to the Demand Registration ("Majority Holders"), the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a "firm commitment" underwritten offering. The Majority Holders shall select the investment banking firm or firms to manage the underwritten offering, provided that such selection shall be subject to the consent of the Trust, which consent shall not be unreasonably withheld, conditioned or delayed. No Holder may participate in any underwritten offering pursuant to this Section 2.1.3 unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements described above and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          2.1.4    Rights of Nonrequesting Holders.    Upon receipt of any Demand Request, the Trust shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Trust within twenty (20) days of their receipt of the Trust's notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request. All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence shall be deemed to be "Requesting Holders" for purposes of this Section 2.1.

          2.1.5    Priority on Demand Registrations.    If a Demand Registration relates to an underwritten offering, no securities to be sold for the account of any Person (including the Trust) other than a Requesting Holder shall be included in such Demand Registration unless the managing underwriter or underwriters shall advise the Requesting Holders in writing that the inclusion of such securities will not adversely affect the price, timing or distribution of the offering or otherwise adversely affect its success (an "Adverse Effect"). Furthermore, if the managing underwriter or underwriters shall advise the Requesting Holders that, even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause an Adverse Effect, the Registrable Shares of the Requesting Holders to be included in such Demand Registration shall equal the number of shares which the Requesting Holders are so advised can be sold in such offering without an Adverse Effect and such shares shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such registration by each such Requesting Holder.

          2.1.6    Deferral of Filing.    The Trust may defer the filing (but not the preparation) of a registration statement required by Section 2.1 until a date not later than ninety (90) days after the Required Filing Date if (i) at the time the Trust receives the Demand Request, the Trust or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the board of trustees of the Trust or a majority of the Independent Trustees determines in good faith that such disclosure would be materially detrimental to the Trust and its shareholders, or (ii) prior to receiving the Demand Request, the Trust had determined to effect a registered underwritten public offering of the Trust's securities for the Trust's account and the Trust had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and, at the time of receipt of the Demand Registration, was proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 2.1.6 shall be lifted, and the requested registration statement shall be filed as promptly as practicable, subject to Section 2.1.1(b), if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Trust's account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 2.1.6, the Trust shall promptly (but in any event within five (5) business days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Trust stating that the Trust is deferring such filing pursuant to this Section 2.1.6 and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the Majority Holders for which registration was previously requested may withdraw such Demand Request by giving notice to the Trust; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

        2.2    Piggyback Registrations.

          2.2.1    Right to Piggyback.    Each time the Trust proposes to register (other than pursuant to an Excluded Registration or the IPO Registration Statement) any of its shares of beneficial interest ("Shares") under the Securities Act for sale to the public (whether for the account of the Trust or the account of any security holder of the Trust) (a "Piggyback Registration"), the Trust shall give prompt written notice to each Holder of Registrable Shares (which notice shall be given not less than twenty (20) days prior to the anticipated filing date of the Trust's registration statement), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2.2 hereof. Each Holder who desires to have its Registrable Shares included in such registration statement shall so advise the Trust in writing (stating the number of shares desired to be registered) within ten (10) days after the date of such notice from the Trust. Any Holder shall have the right to withdraw such Holder's request for inclusion of such Holder's Registrable Shares in any registration statement pursuant to this Section 2.2.1 by giving written notice to the Trust of such withdrawal. Subject to Section 2.2.2 below, the Trust shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Trust may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

          2.2.2    Priority on Piggyback Registrations.

           (a)  If a Piggyback Registration relates to an underwritten offering that was initiated by the Trust, and if the managing underwriter advises the Trust that the inclusion of Registrable Shares requested to be included in the Registration Statement would cause an Adverse Effect, the Trust shall include in such registration statement (i) first, the securities the Trust proposes to sell, (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of Registrable Shares owned by each such Holder, and (iii) third, any other securities requested to be included in such registration. If as a result of the provisions of this Section 2.2.2(a) any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement.

           (b)  If a Piggyback Registration relates to an underwritten offering that was initiated by a security holder of the Trust, and if the managing underwriter advises the Trust that the inclusion of Registrable Shares requested to be included in the Registration Statement would cause an Adverse Effect, the Trust shall include in such registration statement (i) first, the securities requested to be included therein by the security holders requesting such registration and the Registrable Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration (including securities to be sold for the account of the Trust). If as a result of the provisions of this Section 2.2.2(b) any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder's request to include Registrable Shares in such registration statement.

           (c)  No Holder may participate in any underwritten offering pursuant to a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Trust and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements.

        2.3    Holdback Agreements.

          2.3.1  In connection with any underwritten offering of Registrable Shares by the Holders pursuant to a Shelf Registration, if so requested by the managing underwriter or underwriters, the Trust shall not effect any sale of any Common Shares or any Shares, debt securities or derivative securities of the Trust convertible into or exchangeable or exercisable for Common Shares during the period so requested, not to exceed the period beginning on the date of such notice and ending on the 90th day following execution of the underwriting agreement in respect of such offering, except as part of such registration or pursuant to employee benefit plans maintained by the Trust at the beginning of such restricted period or as the underwriters managing any such public offering may otherwise agree.

          2.3.2  To the extent not inconsistent with applicable law, each Holder of Registrable Shares eligible for inclusion in a registration statement that is timely notified in writing of the potential to effect a Piggyback Registration by the Trust or the managing underwriters of any Shares being registered in an underwritten offering shall not (if so requested by such managing underwriter or underwriters and provided that all beneficial owners of five percent (5%) or more of the Trust's Common Shares are likewise restricted) effect any public sale or distribution (including a sale pursuant to Rule 144) of any Registrable Shares that are similar to any such Shares or any Registrable Shares convertible into or exchangeable or exercisable for any such Shares, during the period so requested, not to exceed the period beginning on the date of such notice and ending on the 90th day following execution of the underwriting agreement in respect of such offering, except as part of such registration. If there is a waiver by a managing underwriter or underwriters of any restriction imposed at the request of the managing underwriters in accordance with this Section 2.3.2 with respect to any beneficial owner of five percent (5%) or more of the Trust's Common Shares, then such waiver shall automatically apply to each Holder of Registrable Shares.

        2.4    Registration Procedures.    Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Trust will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof as promptly as is practicable, and pursuant thereto the Trust will as expeditiously as possible:

           (a)  prepare and file with the SEC, pursuant to Section 2.1.1(b) with respect to any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Trust will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Trust will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

           (b)  except in the case of a Shelf Registration, prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

           (c)  in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto for a period ending on the earlier of (x) three years after the effective date of such registration statement and (y) the date on which all the Registrable Shares subject thereto have been sold pursuant to such registration statement;

           (d)  furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Trust consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

           (e)  use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the Majority Holders may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Trust will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

            (f)  promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (g)  permit any selling Holder, which in such Holder's reasonable judgment, might reasonably be deemed to be an underwriter or a controlling person of the Trust, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Trust in writing, which in the reasonable judgment of such Holder and its counsel should be included;

           (h)  make reasonably available members of management of the Trust, as selected by the Majority Holders, for assistance in the selling effort relating to the Registrable Shares covered by such registration, including, but not limited to, the participation of such members of the Trust's management in road show presentations;

            (i)  otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Trust's security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Trust's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Trust timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

            (j)  if requested by the managing underwriter or any seller, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

           (k)  if requested by any seller, as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

            (l)  cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates or crediting of book-entry positions (which shall not bear any restrictions unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request;

          (m)  promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Trust (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Trust's officers and trustees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Trust shall not be required to provide any information under this subparagraph (i) if the Trust believes, after consultation with counsel for the Trust, that to do so would cause the Trust to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Trust has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Trust reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such Holder of Registrable Shares requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Holder of Registrable Shares agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Trust and allow the Trust, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

           (n)  furnish to each seller and underwriter a signed counterpart of (i) an opinion or opinions of counsel to the Trust, and (ii) a comfort letter or comfort letters from the Trust's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests;

           (o)  cause the Registrable Shares included in any registration statement to be (i) listed on the New York Stock Exchange, Inc. or such other national security exchange, if any, on which similar securities issued by the Trust are then listed, or (ii) quoted on the NASDAQ Stock Market if similar securities issued by the Trust are quoted thereon;

           (p)  provide a transfer agent and registrar for all Registrable Securities registered hereunder;

           (q)  cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority ("FINRA");

           (r)  during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

           (s)  notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

            (t)  enter into such agreements (including underwriting agreements in the managing underwriter's customary form) as are customary in connection with an underwritten registration; and

           (u)  advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

        2.5    Suspension of Dispositions.    Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Trust of the happening of any event of the kind described in Section 2.4(f)(iii) or Section 2.4(u) such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by the Trust that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Trust, such Holder will deliver to the Trust all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Trust shall give any such notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.4(b) and 2.4(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Trust shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

        2.6    Registration Expenses.

          2.6.1    Demand Registrations.    All reasonable, out-of-pocket fees and expenses incident to any Demand Registration including, without limitation, the Trust's performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the Bylaws of the FINRA, and of its counsel), as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing any certificates adopted by the Trust for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Trust and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), the fees and expenses of any special experts retained by the Trust in connection with such registration, and the reasonable fees and expenses, not to exceed $100,000, of one counsel chosen by the Majority Holders to represent the Holders ("Holders' Counsel") with respect to such registration will be borne by the Trust whether or not any registration statement becomes effective, and any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares, will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel other than Holders' Counsel and any accountants or other persons retained or employed by any Holder will be borne by such Holder.

          2.6.2    Piggyback Registrations.    All fees and expenses incident to any Piggyback Registration including, without limitation, the Trust's performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the Bylaws of the FINRA, and of its counsel), as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing any certificates adopted by the Trust for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Trust and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), the fees and expenses of any special experts retained by the Trust in connection with such registration, the reasonable fees and expenses, not to exceed $100,000, of Holders' Counsel with respect to such registration and the fees and expenses of other persons retained by the Trust, will be borne by the Trust (unless paid by a security holder that is not a Holder for whose account the registration is being effected) whether or not any registration statement becomes effective; provided, however, that any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares will be borne by the Holders pro rata on the basis of the number of shares so registered and the fees and expenses of any counsel other than Holders' Counsel and any accountants or other persons retained or employed by any Holder will be borne by such Holder.

        2.7    Indemnification.

          2.7.1  The Trust agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, members, managers, shareholders, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") (a) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 2.7.3) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (c) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or Exchange Act, to the extent that any such expense or cost is not paid under subparagraph (a) or (b) above, except insofar as any such statements are made in reliance upon and in strict conformity with information furnished in writing to the Trust by such seller or any Seller Affiliate for use therein or arise from such seller's or any Seller Affiliate's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Trust has furnished such seller or Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 2.7.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Notwithstanding the foregoing or Section 2.7.4, for such time as the Management Agreement remains in effect, the Trust shall have no obligation to indemnify or reimburse any seller of Registrable Shares or any Seller Affiliates under this Section 2.7.1, or to provide any contribution under Section 2.7.4, unless and only to the extent any such untrue or alleged untrue statement of a material fact was included in, or any such material fact was omitted or alleged to have been omitted from, any such registration statement, prospectus, or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to or omitted from the Trust by any (i) agent, employee, officer, trustee of the Trust or of any subsidiary thereof, or (ii) other Person providing services to the Trust or any subsidiary thereof who is not providing services in a similar capacity on behalf of the manager or its affiliates under the Management Agreement.

          2.7.2  In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Trust in writing such information and affidavits as the Trust reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Trust and each of its advisors, agents, representatives, partners and trustees and each Person who controls the Trust (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by Section 2.7.3) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Trust information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Trust.

          2.7.3  Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

          2.7.4  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.7.1 or Section 2.7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7.4 were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.7.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.7.3, defending any such action or claim. Notwithstanding the provisions of this Section 2.7.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 2.7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

        If indemnification is available under this Section 2.7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.7.1 and Section 2.7.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.7.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.7.2.

          2.7.5  The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

        2.8    Transfer of Registration Rights.    The rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of such Holder who acquires not less than 1,000,000 Common Shares from such Holder and who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement.

        2.9    Rule 144.    The Trust will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Trust is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Trust will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, immediately upon the request of any such Holder, deliver to such Holder a certificate, signed by the Trust's principal financial officer, stating (a) the Trust's name, address and telephone number (including area code), (b) the Trust's Internal Revenue Service identification number, (c) the Trust's SEC file number, (d) the number of shares of each class or series of Shares outstanding as shown by the most recent report or statement published by the Trust, and (e) whether the Trust has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

        2.10    Preservation of Rights.    The Trust will not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its Shares that violates or subordinates the rights expressly granted to the Holders in this Agreement.

ARTICLE III
TERMINATION

        3.1    Termination.    The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Registrable Share when: (a) a registration statement with respect to the sale of such Registrable Share shall have become effective under the Securities Act and such Registrable Share shall have been disposed of in accordance with such registration statement; (b) such Registrable Share, together with each other Registrable Share held by the Holder thereof, shall have become eligible for sale in a single transaction pursuant to Rule 144 under the Securities Act (or any successor provision) without limitation as to volume or manner of sale, for so long as such Registrable Share shall remain eligible for such sale; (c) such Registrable Share shall have been otherwise transferred, new certificates or book-entry positions in respect of such Registrable Share not bearing a legend or otherwise restricting further transfer shall have been delivered by the Trust and subsequent public distribution of such Registrable Share shall not require registration or qualification of such Registrable Share under the Securities Act or any similar state law then in force; or (d) such Registrable Share shall have ceased to be outstanding.

ARTICLE IV
MISCELLANEOUS

        4.1    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1):

    If to the Trust:

    CapitalSource Healthcare REIT
    30699 Russell Ranch Road
    Suite 200
    Westlake Village, CA 91362
    Attention: General Counsel
    Fax: (818) 597-7851

    If to CSE:
    CapitalSource Inc.
    4445 Willard Avenue
    12th Floor
    Chevy Chase, MD 20815
    Attention: Chief Legal Officer
    Fax: (301) 841-2380

    If to any other Holder:

        The address indicated for such Holder in the Trust's stock transfer records with copies, so long as CSE owns any Registrable Shares, to CSE as provided above.

        Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when transmittal is confirmed by return receipt, if sent by electronic mail; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        4.2    Authority.    Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action and no such further action is required, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        4.3    Governing Law.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

        4.4    Successors and Assigns.    Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Trust, each Holder, and their respective successors and assigns.

        4.5    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

        4.6    Waivers.    The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party against whom the existence of such waiver is asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

        4.7    Amendment.    This Agreement may not be amended or modified in any respect except by a written agreement signed by the Trust, CSE (so long as CSE owns any Common Shares) and the Majority Holders (if other than CSE).

        4.8    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be as effective as delivery of a manually executed counterpart of any such Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.

CAPITALSOURCE HEALTHCARE REIT
By:
Name:
Title:
CAPITALSOURCE INC.
By:
Name:
Title:

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  Exhibit 10.1